UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by Registrant ☒

Filed by Party other than Registrant ☐

Check the appropriate box:

☒

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission

Only (as permitted by Rule 14a-6(e)(2))

☐

Definitive Proxy Statement

☐

Definitive Additional Materials

☐

Soliciting Materials Pursuant to §240.14a-12

QUIPP, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies: _____

(2)

Aggregate number of securities to which transaction applies: _____

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.

(4)

Proposed maximum aggregate value of transaction: $_____

(5)

Total fee paid: $_____

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

QUIPP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Quipp, Inc.:

The 2006 annual meeting of shareholders of Quipp, Inc. will be held at its corporate offices at 4800 N.W. 157 Street, Miami, Florida on December  , 2006 at 10:00 a.m. Eastern Daylight Time, for the following purposes:

(1)

To elect seven members of the Board of Directors to serve until the 2007 annual meeting of shareholders;

(2)

To vote upon a proposal to ratify the appointment of KPMG LLP as independent registered public accountants to examine Quipp’s consolidated financial statements for 2006; and

(3)

To vote upon a proposal to recommend that the Board of Directors take no action to eliminate the special meeting provisions of the Articles of Incorporation.

(4)

To transact such other business as may properly be presented at the annual meeting or any adjournments thereof.

Holders of Quipp’s common stock of record at the close of business on October 11, 2006 are entitled to receive this notice and to vote at the annual meeting and any adjournment.

Your vote is important. Whether you plan to attend the annual meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are not able to attend the meeting. You may revoke your proxy and vote in person at the meeting if you so desire.

Miami, Florida

By Order of the Board of Directors

November  , 2006

Alan Singer,

Secretary

QUIPP, INC.

4800 N.W. 157 STREET

MIAMI, FLORIDA 33014-6434

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies from the holders of Quipp common stock by the Board of Directors for use at the 2006 annual meeting, to be held on the date, time and place, and for the purposes set forth in the foregoing notice. This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about November  , 2006.

Voting Rights; Votes Required for Approval

The Board of Directors has fixed the close of business on October 11, 2006 as the record date for the annual meeting. Only holders of record of shares of Quipp common stock on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 1,458,189 shares of Quipp common stock outstanding and entitled to vote at the meeting.

Each holder of record of Quipp common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Quipp common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of votes cast (in other words, the nominees with the highest number of votes are elected). Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, a properly executed proxy marked “Abstain,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the meeting, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting.

All shares of Quipp common stock represented by properly executed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and timely returned proxy, the persons named in the proxy will vote the shares FOR the election of the seven nominees of the Board of Directors, the ratification of the appointment of KPMG LLP and the proposal to recommend that the Board of Directors take no action to eliminate the special meeting provisions of the Articles of Incorporation. If you decide to attend the meeting, you can vote your shares in person, even if you have already returned your proxy.

The Board of Directors is not currently aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

You may revoke your proxy at any time prior to its use by delivering or mailing in sufficient time to be received prior to the annual meeting a signed notice of revocation or a later-dated signed proxy to the Secretary of Quipp at the address listed above, or by attending the meeting and voting in person. Attendance at the meeting will not in itself constitute the revocation of a proxy.

Quipp will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and Quipp will, upon request, reimburse them for their reasonable expenses in so doing. Quipp may request, in person, by telephone or telecopy, the return of proxy cards. Such solicitation may be made by Quipp’s directors, officers or regular employees. Quipp has retained The Altman Group, Inc. to assist in the solicitation of proxies and will pay it a fee of $4,500 plus expenses for such services.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning ownership of Quipp common stock as of October 17, 2006 (unless otherwise noted) by (a) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the common stock, (b) each director of Quipp, (c) each executive officer of Quipp named in the Summary Compensation Table under “Executive Compensation,” and (d) all directors and executive officers of Quipp as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares(1)
William A. Dambrackas (2)	5,000	*
Lawrence J. Gibson (3)	5,000	*
Michael S. Kady (4)	24,020	1.6%
Cristina H. Kepner (5)	26,174	1.8%
John D. Lori (6)	142,000	9.7%
Arthur J. Rawl (7)	5,100	*
Robert C. Strandberg (8)	5,000	*
Angel Arrabal	10	*
Eric Bello	25	*
John Connors III	12,207	*
Mohammed Jamil	35	*
Christer A. Sjogren	858	*
David Switalski	15	*
Aegis Financial Corp. (9)	119,450	8.2%
FMR Corp. (10)	141,500	9.7%
JDL Capital, LLC(6)	142,000	9.7%
Kenneth G. Langone (11)	79,607	5.5%
Pyramid Trading Limited Partnership (12)	162,838	11.2%
Scion Capital, LLC (13)	123,112	8.4%
All directors and executive officers as a group (14)	83,444	5.7%

———————

*Less than 1%

(1)

Applicable percentage of ownership is based on 1,458,189 shares of common stock outstanding on October 17, 2006. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options exercisable currently, or within 60 days of October 17, 2006, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 5,000 shares underlying options.

(3)

Includes 5,000 shares underlying options.

(4)

Includes 11,000 shares underlying options and 10,000 shares of restricted stock.

(5)

Includes 10,000 shares underlying options.

(6)

Consists of 142,000 shares held jointly by JDL Partners, LP (“JDL”), JDL Capital, LLC (“JDL Capital”) and John D. Lori (collectively, the “JDL Reporting Persons”). JDL is a Delaware private investment partnership whose general partner is JDL Capital. JDL Capital is a Delaware investment management firm that serves as the general partner of JDL. Mr. Lori is the managing member of JDL Capital. JDL Capital and Mr. Lori disclaim beneficial ownership of the shares held by JDL, except to the extent of any pecuniary interest therein. The address of the JDL Reporting Persons is 106 Seventh Street, Suite 202, Garden City, New York 11530. The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on July 26, 2005 and Amendment No. 4 to the Schedule 13D, filed with the Securities and Exchange Commission on December 14, 2005 by JDL, JDL Capital and Mr. Lori.

(7)

Includes 5,000 shares underlying options.

(8)

Includes 5,000 shares underlying options.

(9)

Includes 78,300 shares owned by the Aegis Value Fund, Inc. and 46,600 shares held by private investment advisory clients of Aegis Financial Corp. (“Aegis” ) (the “Accounts” ), including William S. Berno (800 shares), Paul Gambal (1,200 shares) and Scott L. Barbee (2,000 shares), for which Aegis provides investment advisory services. As investment advisor to the Aegis Value Fund and the Accounts, Aegis has the sole power to dispose of the 124,900 shares held by the Aegis Value Fund and the Accounts. Aegis has sole power to vote or direct the vote of the 46,600 shares held by the Accounts. Messrs. Berno, Gambal and Barbee, Managing Directors of Aegis, also may be deemed to beneficially own the 78,300 shares held by the Aegis Value Fund because they have voting power over those shares as a result of their positions as directors and/or officers of the Aegis Value Fund. The address of Aegis is 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201-4798. The information in this note is derived from Amendment No. 3 to a Schedule 13D filed with the Securities and Exchange Commission on January 4, 2002 by Aegis, a Form 13F filed with the Securities and Exchange Commission on February 14, 2005 by Aegis and information provided to Quipp by Aegis. Aegis was formerly known as Berno, Gambal & Barbee, Inc.

(10)

Consists of 141,500 shares owned by Fidelity Low Priced Stock Fund, a registered investment company (the “Fund”). FMR Corp. is a parent holding company of Fidelity Management & Research Company (“Fidelity”), which acts as an investment adviser to the Fund. Through their control of Fidelity, each of Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp. has sole power to dispose of the 141,500 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the 141,500 shares owned by the Fund, which power resides with the Fidelity funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity funds’ boards of trustees. Members of Mr. Johnson’s family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Ms. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The address of FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109. The information in this note is derived from the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by FMR Corp., Fidelity, the Fund, Mr. Johnson and Ms. Johnson.

(11)

Includes 33,891 shares held by Invemed Associates LLC. Mr. Langone is the Chairman of the Board and President of Invemed Associates LLC and principal owner of its corporate parent. The address of Mr. Langone is Invemed Associates LLC, 375 Park Avenue, New York, New York 10152. The information in this note is derived from Amendment No. 9 to a Schedule 13D filed with the Securities and Exchange Commission on August 21, 2001 by Mr. Langone.

(12)

Pyramid Trading Limited Partnership has shared beneficial ownership with regard to all 162,838 shares with Oakmont Investments, LLC and Mr. Daniel Asher. Oakmont Investments, LLC is the general partner of Pyramid Trading Limited Partnership, and Mr. Asher is Manager of Oakmont Investments, LLC. The address of Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher is 440 S. LaSalle Street, Suite 700, Chicago, IL 60605. The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on

July 3, 2000 and Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on May 8, 2001 by Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher.

(13)

Scion Capital, LLC (“Scion”) serves as investment manager to Scion Value Fund, a series of Scion Funds, LLC and Scion Qualified Value Funds, a series of Scion Qualified Funds, LLC, both of which are private investment companies (the “Funds”). In its role as investment manager, Scion possesses voting and/or investment power over Quipp securities owned by the Funds. All of the shares listed in the table are owned by the Funds. The address of Scion Capital, LLC is 20400 Stevens Creek Blvd., Suite 840, Cupertino, California 95014. The information in this note is derived from Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by Scion Capital, LLC.

(14)

Includes 46,000 shares underlying options.

ELECTION OF DIRECTORS

Nominees for Election

At the annual meeting, seven directors are to be elected. The seven directors to be elected at the meeting will serve for a one-year term expiring at Quipp’s 2007 annual meeting.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the seven nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a director will continue in office until a successor has been duly elected or qualified, or until the earliest of his or her death, resignation or retirement.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Age	Position with the Company
Cristina H. Kepner William A. Dambrackas Lawrence J. Gibson Michael S. Kady John D. Lori Arthur J. Rawl Robert C. Strandberg	60 62 53 57 38 63 48	Chairman of the Board Director Director President, Chief Executive Officer and Director Director Director Director

Ms. Kepner has been a director of Quipp since January 1995 and Chairman of the Board of Directors since April 2004. She was Executive Vice President of Invemed Associates, LLC, an investment banking firm, from February 1978 to December 2000. Ms. Kepner is a director of Monogram Bioscience, Inc. and Cepheid.

Mr. Dambrackas has been a director of Quipp since October 2004. Mr. Dambrackas is Executive Vice President, Advanced Technology of Avocent Corporation, a provider of digital KVM (keyboard, video and mouse) switching systems, serial connectivity devices, extension and wireless extension products and technologies for the computer industry. He was the Chairman, President and Chief Executive Officer of Equinox Systems, Inc., a designer and marketer of server-based communications products, from March 1983, when he founded the company, until January 2001, when Equinox was acquired by Avocent. Mr. Dambrackas has been granted United States patents for three computer technology inventions, and is the inventor of Dambrackas Video Compression (DVC), a patent-pending remote server management technology.

Mr. Gibson has been a director of Quipp since October 2001. He has been President of Gibson Consulting, a private business consulting firm, since June 1999. Mr. Gibson was Senior Vice President, Human Resources, Quality Management and Information Technology of Harvard Pilgrim Health Care from April 1992 to June 1999. From October 1986 to April 1992, he served in various capacities for Motorola/Information Systems Group, the most recent of which was Vice President, Human Resources. Mr. Gibson is a director of Intersearch Group, Inc.

Mr. Kady has been President and Chief Executive Officer and a director of Quipp since February 2002 and President of Quipp Systems, Inc. since March 2002. From January 2000 to January 2001, he served as President of GMP Metal Products, a manufacturer of engineered components. From May 1996 to May 1999, Mr. Kady was President and Chief Operating Officer of Shuttleworth, Inc., a global manufacturer of automated material handling equipment. Prior to that time, he held a variety of general management, engineering and financial roles with Danly-Komatsu LP, Cooper Industries, Inc. and FMC Corporation.

Mr. Lori has been a director of Quipp since October 2006. He has been the managing member of JDL Capital, LLC since February 2004. JDL Capital is an investment management firm and the general partner of JDL Partners, LP, an investment limited partnership. From September 1997 to February 2004, Mr. Lori was a Managing Director – Portfolio Manager at U.S. Trust, an investment management company.

Mr. Rawl has been a director of Quipp since May 2004. He has been Chairman and Chief Executive Officer of Rawl & Associates, a private strategic consulting firm, since May 2003. From September 1999 until May 2003, he was President and Chief Executive Officer of Brazil American Auto Group, Inc., a Sao Paulo-based consolidator of South American automotive retailers. From 1997 to 1999, Mr. Rawl was a consultant to Chrysler Financial Corp. in connection with the development of a new structured financial product line. From 1994 to 1997, he was Executive Vice President and Chief Financial Officer of United Auto Group, Inc., a consolidator and operator of automobile dealerships and related businesses. From 1990 to 1994, Mr. Rawl was Executive Vice President of Hanlin Group, Inc., a chemical and PVC products manufacturer. Prior to that time, he had a 23 year tenure at Deloitte & Touche LLP, including 12 years as a partner. Mr. Rawl is a director of XL Generation, Inc. and Tiger Ethanol Inc. (formerly Arch Management Services Inc.). Mr. Rawl is the Board Chairman of the British Memorial Garden Trust, Inc., a public charity. Mr. Rawl is a certified public accountant.

Mr. Strandberg has been a director of Quipp since October 2004. Mr. Strandberg has been, since January 2006, the principal executive officer of Mattern Wholesale, Inc., a company owned by Mr. Strandberg that is a distributor of flowers serving florists in the Southeastern United States. He was, from May 2001 until December 2005, the Chief Executive Officer of Xytrans, Inc., a supplier of high performance wireless radio components that are sold to the defense, VSAT and cellular/PCS infrastructure markets worldwide. From May 1997 until August 2000, he was President and Chief Executive Officer of PSC, Inc., a provider of bar code scanners, related optical devices and mobile/wireless data collection devices. Mr. Strandberg was also Chairman and CEO of Datamax Inc., a provider of specialized, high performance printers and related systems, from April 1989, when he founded the company, until June 1996. He is a director of Merix Corporation.

On October 19, 2006, Quipp entered into an agreement (the “JDL Agreement”) with the members of the “JDL Group,” consisting of JDL Capital, LLC, JDL Partners, LP, (“JDL Partners”), John D. Lori and five other individuals who, together with Mr. Lori, were nominated by JDL Partners for election to the Board of Directors at Quipp’s 2006 Annual Meeting of Shareholders. Under the JDL Agreement, the Company increased the size of the Board by one director, and Mr. Lori was elected to serve on the Board of Directors. Quipp also agreed to nominate Mr. Lori for election to the Board of Directors at future annual meetings so that, if elected by shareholders, Mr. Lori would serve on the Board of Directors for a period of at least three years. In accordance with the JDL Agreement, Mr. Lori was also named to the Audit Committee of the Board of Directors. In addition, Quipp agreed that Mr. Lori will serve on any other committee that deals with strategic alternatives, business combination or disposition transactions, debt or equity financings, and similar matters.

As part of the JDL Agreement, JDL Partners withdrew its nomination of candidates for election to the Board of Directors. In addition, the members of the JDL Group agreed that, until the end of a “standstill period,” the JDL Group will vote their shares of Quipp stock in favor of all directors nominated by the Board of Directors for election at the 2006 and subsequent annual meetings of shareholders, against any shareholder nominations that are not approved by the Board of Directors, and against any proposals that are not approved by the Board of Directors relating in any manner to Board of Directors composition, structure or election, the calling of a special meeting of shareholders, the ability of shareholders to act by written consent, or any shareholder rights plan or “poison pill.” In addition, the members of the JDL Group have agreed to certain other commitments and standstill provisions through the standstill period. Under the JDL Agreement, the standstill period will terminate upon the earlier of (i) the first anniversary of the next annual meeting of shareholders at which Mr. Lori is not elected to the Board of Directors and (ii) the first anniversary of the date on which Mr. Lori resigns as a director (subject to early termination if, among other events, Quipp materially breaches certain of its commitments or obligations in the JDL Agreement).

In connection with his election as a director, and in accordance with the JDL Agreement, Mr. Lori will receive the same cash compensation and reimbursement of expenses as are payable to other non-employee directors. In addition, he will be entitled to receive equity compensation, generally on the same basis as provided to members of the Board of Directors, subject to the right of the Board of Directors to substitute comparable instruments that settle in cash.

The full text of the JDL Agreement was included as Exhibit 99 to a Current Report on Form 8-K filed by the Company on October 20, 2006.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Other Corporate Governance Documents

Quipp’s Corporate Governance Guidelines, which include guidelines for determining director independence and other matters relating to Quipp’s corporate governance, is available on Quipp’s website. In addition, Quipp’s other corporate governance documents, including the Charter of the Audit Committee, the Charter of the Corporate Governance and Compensation Committee and Quipp’s Code of Conduct, are also available on Quipp’s website. Shareholders may access these documents on the Investor Information page of Quipp’s website at www.quipp.com/investors/investors.html.

Quipp’s website is not part of this proxy statement and references to Quipp’s website address are intended to be inactive textual references only.

Board Independence

The Board of Directors has determined that each of Cristina H. Kepner, William A. Dambrackas, Lawrence J. Gibson, John D. Lori, Arthur J. Rawl and Robert C. Strandberg is an independent director within the meaning of the rules of the Nasdaq Stock Market, LLC. In addition, the Board has determined that each of the members of the two Board committees is also independent within the meaning of the rules of the Nasdaq Stock Market, LLC, including additional rules relating to audit committee members.

Executive Sessions of Independent Directors

The independent directors meet regularly outside of the presence of directors who are not independent.

Board of Directors and Board Committees

The Board of Directors held 12 meetings during 2005 and, through the date of this proxy statement, has held 12 meetings during 2006. It is the Board’s policy that directors should attend Quipp’s annual meeting of shareholders absent exceptional cause. All Board members attended the 2005 annual meeting.

Quipp has an Audit Committee and a Corporate Governance and Compensation Committee. The Corporate Governance and Compensation Committee performs the functions typically performed by a corporate governance and nominating committee and a compensation committee.

Audit Committee

The Audit Committee is currently comprised of Mr. Rawl (Chairman), Ms. Kepner, Mr. Lori and Mr. Strandberg. The Audit Committee has sole authority to retain, compensate, terminate, oversee, and evaluate the independent auditors, and reviews and approves in advance all audit and non-audit services (other than prohibited non-audit services) performed by the independent auditors. In addition, the Audit Committee reviews and discusses with management and the independent auditors the annual audited financial statements and quarterly financial statements included in Quipp’s filings with the Securities and Exchange Commission; oversees Quipp’s compliance with legal and regulatory requirements; and meets separately with the independent auditors as often as deemed necessary or appropriate by the Committee. In this regard, the Audit Committee also reviews major issues regarding accounting principles and financial statement presentation, and periodically discusses with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

The Board of Directors has determined that Mr. Rawl is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission regulations.

The Audit Committee met eight times during 2005 and, through the date of this proxy statement, has met seven times during 2006.

Corporate Governance and Compensation Committee

The Corporate Governance and Compensation Committee is currently comprised of Messrs. Gibson (Chairman) and Dambrackas, and Ms. Kepner. The Committee recommends to the Board of Directors nominees for election as directors, the responsibilities of Board committees, and each committee’s membership; oversees the annual evaluation of the Board and Board committees; reviews the adequacy of Quipp’s Corporate Governance Guidelines; and recommends other corporate governance-related matters for consideration by the Board. In addition, the Corporate Governance and Compensation Committee is responsible for developing and recommending to the Board compensation plans and programs for executive officers and annually reviewing the adequacy of the plans and programs; establishing compensation arrangements and incentive goals for executive officers and administering incentive and equity-based plans; reviewing the performance of executive officers, awarding incentive compensation and adjusting compensation arrangements as appropriate based on performance; reviewing and monitoring management development and succession plans; and periodically reviewing the compensation of non-employee directors.

The Corporate Governance and Compensation Committee met four times during 2005 and, through the date of this proxy statement, has met three times during 2006.

Consideration of Director Candidates

The Corporate Governance and Compensation Committee considers candidates for Board membership. The Charter of the Corporate Governance and Compensation Committee requires that the Committee consider and recommend to the Board the appropriate size, function and needs of the Board, so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of Quipp’s business. The Committee determines what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance the Board, taking into account the qualities described above when recommending to the Board nominees for election as directors. The manner in which the Corporate Governance and Compensation Committee evaluates the potential directors will be the same for candidates recommended by shareholders as for candidates recommended by others. Shareholders can recommend candidates for nomination by writing to the Chairman of the Corporate Governance and Compensation Committee, c/o Quipp, Inc., 4800 N.W. 150th Street, Miami, FL 33014-6434. In order to enable consideration of the candidate in connection with our 2007 annual meeting of shareholders, a shareholder must submit the following information no later than January  , 2007: (1) The name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission; (2) information about the relationship between the candidate and the recommending shareholder; (3) the consent of the candidate to service as a director; and (4) proof of the number of shares of the Company’s common stock that the recommending shareholder owns and the length of time the shares have been owned. In considering any candidate proposed by a shareholder, the Corporate Governance and Compensation Committee will reach a conclusion based on the criteria described above. The Corporate Governance and Compensation Committee may seek additional information regarding the candidate. After full consideration, the shareholder proponent will be notified of the decision of the committee.

Mr. Lori was elected to the Board of Directors under the terms of the JDL Agreement.

Communications with the Board

Shareholders and other interested persons may communicate with the Board of Directors by writing to the Board at Board of Directors, c/o Quipp, Inc., 4800 N.W. 157th Street, Miami, FL 33014-6434 or, if the communication is to be directed solely to the independent members of the Board, at Independent Directors, c/o Quipp, Inc., 4800 N.W. 157th Street, Miami, FL 33014-6434. In addition, shareholders and other interested parties may contact Quipp’s Audit Committee to report complaints about Quipp’s accounting, internal accounting controls or auditing matters by writing to the Audit Committee, c/o Quipp, Inc., 4800 N.W. 157th Street, Miami, FL 33014-6434. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Other concerns will be addressed as determined by the Board of Directors or, if applicable, the independent directors. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

Code of Conduct

Quipp has a Code of Conduct applicable to all of its officers, other employees and directors. Among other things, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely, and understandable disclosures in periodic reports required to be filed by Quipp; and to promote compliance with applicable governmental laws, rules and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code of Conduct to an appropriate person identified in the Code of Conduct and contains provisions regarding accountability for adherence to the Code of Conduct. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct by disclosing such matters in the Investor Information section of our website.

Compensation of Directors

Quipp currently pays each non-employee director an annual cash retainer of $6,000 ($8,000 for the Chairman of the Board and $7,000 for each Committee chair), a fee of $1,200 for attendance at each meeting of the Board of Directors ($600 for each meeting attended by teleconference) and a fee of $400 for each meeting of a Board committee ($200 for each meeting attended by teleconference). Quipp also grants an option to purchase 5,000 shares of its common stock to each new director. The options have an exercise price per share equal to the closing price of the Company’s common stock on the date of grant generally.

The options vest immediately (subject, in the case of Mr. Lori, to limitations on exercise if such exercise would result in the distribution of rights under Quipp’s shareholder rights plan) and expire on the tenth anniversary of the date of grant.

REPORT OF CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

NOTE: This report addresses compensation paid to Quipp’s executive officers in or with respect to 2005. Information regarding 2006 executive compensation will be included in Quipp’s proxy statement for the 2007 annual meeting of shareholders.

The Corporate Governance and Compensation Committee traditionally follows two basic principles in setting the compensation for Quipp’s executive officers. First, annual compensation should, to a meaningful extent, reflect Quipp’s financial performance. Second, incentives should be provided that will tie long-term rewards for the executive officers to increases in shareholder value. The Committee sought to effect this policy in 2005 principally through three components of compensation: salary, bonuses and a Supplemental Employee Retirement Program (“SERP”).

Salary determinations have not been based upon any specific criteria, but include consideration of the local and industry market. The Committee believes that, as compared to most other public companies, the salaries paid to its executive officers are modest, but competitive with like size companies in the region.

Bonuses may be paid under the Quipp, Inc. Management Incentive Compensation Plan. As was the case in prior years, maximum total bonuses were based upon a percentage of budgeted operating profit. However, for 2005, the Committee considered the effect of two matters that were not anticipated at the time the budgeted bonus pool was approved. The Company’s settlement of a matter with Export-Import Bank decreased our general and administrative expenses by $235,000. In addition, Quipp acquired Newstec during 2005. Low manufacturing volumes at the former Newstec facility in Walpole, Massachusetts, and the purchase accounting write-up of Newstec inventory adversely affected our operating results. Absent these items, our operating income would have significantly exceeded budgeted amounts. The Committee approved a bonus pool of $54,550, which was less than half of the amount that would have been applicable based on operating income without giving effect to the two matters described above, all of which was paid out in early 2006. Awards for executives other than the Chief Executive

Officer were based on a percentage of the available bonus pool, adjusted based on a subjective determination of the “percentage” of personal objectives achieved. In this regard, the Committee relied to a considerable extent on the observations of the Chief Executive Officer. Among the personal objectives considered for executives were improvements in factory efficiency, scheduled market launch of an improved product, cost and pricing review, transition of various aspects of Newstec operations, and proposal process improvements.

Two former Newstec executives (one of whom is an executive officer of Quipp) each received a $15,000 bonus in accordance with the terms of their employment agreements. This payment was not part of the Management Incentive Compensation Plan.

During the latter part of 2004 and early 2005, the Committee engaged in a reevaluation of elements of its compensation principles. In light of the uncertain environment in the newspaper industry in the last several years, the Committee recognized the need to encourage performance that enables the Company to maintain and hopefully increase its market presence. In this regard, the Committee did not believe that option grants made in the late 1990s achieved the goal of providing incentives for the enhancement of shareholder value, because the grants generally did not result in meaningful long-term equity participation by employees. Therefore, in 2005 the Committee implemented a Supplemental Employee Retirement Program (“SERP”) under the Company’s Equity Compensation Plan, designed to encourage a long-term commitment to Company performance and to facilitate a more effective incentive for the enhancement of shareholder value. The Committee believes the SERP is more likely to achieve these goals than stock options because (i) stock units would be available under the SERP based on, among other things, performance over an extended period of time and (ii) it is anticipated that payouts with respect to stock units allocated under the SERP generally would not be made until retirement or certain other types of termination of employment.

Under the SERP, there will be three-year performance periods, and Quipp will make allocations to participant accounts, in the form of stock units, following the end of each performance period. The first three-year performance period is January 1, 2005 – December 31, 2007. A new three-year performance period will begin each January 1, unless the Committee determines otherwise, so that there will be overlapping performance periods. For example, there are performance periods for 2005-2007 and 2006-2008 and there will be a performance period for 2007-2009, with allocations following the end of each performance period.

The total amount of allocations following the end of each performance period will be equal to five percent of Quipp’s net income during the three years in the performance period, as reported in Quipp’s annual reports on Form 10-K, up to a maximum dollar amount specified by the Committee. At any time during a performance period, the Committee may review the amounts expected to be allocated following the end of the performance period under this formula to determine whether five percent continues to be an appropriate multiple, and the Committee may make such adjustments to the formula and the maximum dollar amount as the Committee deems appropriate. The Committee also will have discretion to make adjustments to the calculation of Quipp’s net income for purposes of the SERP to take into account extraordinary events and other appropriate circumstances as the Committee determines.

The total number of shares (expressed as stock units) to be allocated at the end of each performance period will be calculated by dividing the total allocation by the closing price of Quipp’s common stock on the date of allocation. The Committee will determine the number of shares (expressed as stock units) to be allocated to the account of each participant. The allocation will be made within 120 days after the end of the performance period. Each participant will become 100% vested in his or her account on the last day of the performance period.

A participant’s vested interest in his or her account generally will be distributed in a lump sum payment after termination of employment. However, upon a change in control, as defined in the SERP, all ongoing performance periods will end, allocations will be made to participants for a performance period as specified in the SERP, and all accounts will be distributed in a lump sum payment immediately after the change of control.

As described below, the Committee authorized the grant of 5,000 shares of restricted stock to Mr. Kady in February 2005. The restricted stock will vest in February 2008. No other stock-based grants or awards were made outside of the SERP during 2005.

Compensation for Mr. Kady has principally been based on the Committee’s view that he has continued to exercise strong leadership in the uncertain environment that has confronted the post-press industry throughout his tenure, and that he is continuing to exercise excellent management of the Company. In addition, the Committee considered Mr. Kady’s expanded responsibilities as a result of Quipp’s acquisition of Newstec. The Committee did not apply any specific formula to components of Mr. Kady’s compensation, but determined to increase his salary by $25,000 in 2005 ($10,000 in February 2005 and $15,000 in connection with his execution of an employment agreement in October 2005) based on these considerations. The Committee also considered survey information relating to Florida public manufacturing companies with revenues under $100 million, which indicated that, both before and after the increases, Mr. Kady's salary would be in the 25th to 50th percentile of chief executive officer salaries for such companies. To further enhance his incentive to increase shareholder value, the Committee provided the restricted share grant set forth above. Finally, the Committee authorized a bonus payment to Mr. Kady of $25,000 under the Management Incentive Compensation Plan.

Certain provisions of the Internal Revenue Code provide generally that a publicly-held corporation may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive. It is not expected that these provisions will adversely affect Quipp based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future. In addition, Quipp’s Equity Compensation Plan is designed to comply with regulations that preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan.

Lawrence J. Gibson, Chairman

William A. Dambrackas

Cristina H. Kepner

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects Quipp’s independent accountants.

Management is responsible for Quipp’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Quipp’s consolidated financial statements in accordance with applicable auditing standards and to issue a report on those consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, together and separately. Management represented to the Audit Committee that Quipp’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee).

Quipp’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Quipp’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Arthur J. Rawl, Chairman

Cristina H. Kepner

Robert C. Strandberg

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for all services provided by KPMG LLP for 2004 and 2005 were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Quipp’s annual consolidated financial statements and the reviews of Quipp’s consolidated financial statements included in Quipp’s quarterly reports on Form 10-Q was $158,000 in 2004 and $245,000 in 2005.

Audit Related Fees

There were no assurance and related services rendered by KPMG LLP to Quipp billed in 2004 and 2005 that were reasonably related to the performance of the audit or review of Quipp’s consolidated financial statements and were not reported under “Audit Fees” above.

Tax Fees

There were no professional services rendered by KPMG LLP billed in 2004 and 2005 for tax compliance, tax advice and tax planning.

All Other Fees

There were no products and services provided by KPMG LLP billed in 2004 and 2005, other than the services referred to above.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth certain information regarding compensation paid during 2005 by Quipp to the Chief Executive Officer and Quipp’s three other executive officers.

SUMMARY COMPENSATION TABLE

Long-term
		Annual Compensation			Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options	All Other Compensation ($)(1)
Michael S. Kady(2) President and Chief Executive Officer	2005 2004 2003	$210,000 $188,750 $172,288	$25,000 $21,300 $13,500	— —	$66,000(2) — —	— 10,000 —	$10,500 $2,831 $2,585
Angel Arrabal Vice President – Sales and Marketing of Quipp Systems, Inc.	2005 2004 2003	$184,416(3) $163,577(4) $152,369(4)	— — —	— —	— — —	— — —	$6,916 $1,832 $2,882
Eric Bello Vice President of Finance and CFO	2005	$100,841	$3,400		—	—	$4,742
Christer A. Sjogren Executive Vice President of Quipp Systems, Inc.	2005 2004 2003	$121,731 $118,154 $115,400	$4,700 $4,500 $4,000	— —	— — —	— — —	$6,807 $4,754 $4,195
David Switalski Vice President – Operations of Quipp Systems, Inc.	2005 2004 2003	$117,808 $113,538 $108,923	$5,000 $4,500 $5,300	— —	— — —	— — —	$5,542 $4,561 $4,154

———————

(1)

Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp’s Employee Savings and Investment Plan.

(2)

At December 31, 2005, Mr. Kady held 5,000 restricted shares with a value of $50,900, based on the closing price of Quipp’s common stock as reported by Nasdaq on December 31, 2005. Dividends are payable on the restricted stock.

(3)

Includes $98,993, $102,803 and $93,600 in sales commissions for 2005, 2004 and 2003, respectively. Mr. Arrabal does not participate in Quipp’s Management Incentive Compensation Plan (reflected in the “Bonus” column).

On April 25, 2006, Mr. Kady was granted 5,000 shares of restricted common stock, which shares vest on the third anniversary of the grant.

Stock Options

Quipp did not grant any stock options in 2005. The following table presents information about the number and value of options held at December 31, 2005 by the executive officers of Quipp who are named in the Summary Compensation Table. No options were exercised during 2005.

FISCAL YEAR END OPTION VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Kady	8,500	7,500	$0	$0
Christer A. Sjogren	6,000	—	$0	$0
David Switalski	3,750	—	$0	$0
Angel Arrabal	3,750	—	$0	$0
Eric Bello	—	—	$0	$0

———————

(1)

Based upon $10.18 per share, which was the last sale price of Quipp’s common stock as reported by Nasdaq on December 31, 2005. Options held by all executives other than Mr. Kady terminated in 2006.

Employment and Change of Control Agreements

Quipp entered into an employment agreement with Michael S. Kady, Quipp’s President and Chief Executive Officer, on October 25, 2005. Under the agreement, Mr. Kady serves as Quipp’s President and Chief Executive Officer and as President of its wholly-owned subsidiary, Quipp Systems, Inc. and in such additional executive positions as Quipp’s Board of Directors determines. The agreement is for an initial term of three years and may be extended by Quipp for one or more two-year terms, upon notice given at least one year prior to the then-applicable expiration date.

Under the agreement, Quipp is required to pay Mr. Kady an annual base salary at the minimum rate of $225,000, subject to such upward adjustment as Quipp’s Board may determine. In addition, Mr. Kady is eligible for a discretionary annual bonus under Quipp’s Management Incentive Compensation Plan and receives a $1,000 per month automobile allowance. Mr. Kady is also entitled to participate in Quipp’s medical and similar programs.

In the event that Mr. Kady’s employment is terminated by Quipp without “cause” (as defined in the agreement), or in the event of a “constructive termination without cause,” and Mr. Kady provides Quipp with a general release as specified in the agreement, he will be entitled to receive, in addition to any earned but unpaid compensation, an amount equal to the greater of his annual base salary or his base salary for the balance of the then existing term of the agreement, payable in accordance with Quipp’s normal payroll practices. However, if such termination or constructive termination without cause occurs during the period commencing 90 days prior to a “change of control” and ending 12 months following the change of control, Mr. Kady will receive a lump sum payment in an amount equal to the greater of two times his annual base salary or his base salary for the balance of the then existing term of the agreement.

In addition, for a period of 12 months following any termination without cause or constructive termination without cause, Quipp will reimburse Mr. Kady for the cost of COBRA health insurance continuation coverage under health plan. Mr. Kady will also be entitled to receive any benefits accrued and due under all of Quipp’s applicable benefit plans and programs. In addition, the agreement also contains certain non-competition and non-solicitation provisions. The restrictions under these provisions will remain in effect until two years after the date of Mr. Kady’s termination of employment. Mr. Kady also agreed to certain confidentiality provisions.

In connection with Quipp’s acquisition of Newstec, Inc., Quipp entered into an employment agreement with John F. Connors, III on August 10, 2005. Under the agreement, Mr. Connors serves as Quipp’s Vice President - Corporate Development and as President of Newstec. The agreement is for an initial term of three years and may be extended by Quipp for one or more additional three-year terms upon notice given at least one year prior to the then-applicable expiration date.

Under the agreement, Quipp pays Mr. Connors an annual base salary at the minimum rate of $200,000, subject to such upward adjustment as the Board may determine after the second anniversary of the date of the agreement. In addition, Mr. Connors is eligible for a discretionary annual bonus under Quipp’s Management Incentive Compensation Plan, and is entitled to a minimum annual bonus of $15,000 with respect to each of the first two annual bonuses awarded to him. Mr. Connors also will be entitled to receive any benefits accrued and due under all of Quipp’s applicable benefit plans and programs.

In the event Mr. Connors’ employment is terminated by Quipp without cause (as defined in the agreement), and Mr. Connors provides Quipp with a general release as specified in the agreement, he will be entitled to receive, in addition to any earned but unpaid compensation, an amount equal to his base salary for the balance of the then existing term of the agreement, payable in accordance with Quipp’s normal payroll practices (the “Salary Continuation Payments”). Such amounts also will be payable to Mr. Connors if he terminates his employment as a result of a significant diminution in his duties and responsibilities from those initially contemplated in the agreement or a material breach of the agreement by the Company. The agreement also contains certain non-competition and non-solicitation provisions. The restrictions under these provisions will remain in effect until the last to occur of (i) August 10, 2010, (ii) two years after the date of Mr. Connors’ termination of employment, or (iii) two years after any Salary Continuation Payments end. In addition, Mr. Connors agreed to certain confidentiality provisions.

In December 2000, Quipp and its wholly-owned subsidiary, Quipp Systems, Inc. entered into change of control agreements with several officers of Quipp Systems, including Messrs. Sjogren, Switalski and Arrabal. Under each change of control agreement, if the executive officer is terminated for any reason other than “cause” (as defined in the agreement) or suffers a “constructive termination without cause” during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, the executive officer will receive an amount equal to two times his base salary. In addition, for a period of 12 months following each termination or constructive termination, Quipp will reimburse the executive officer for the cost of COBRA health insurance continuation coverage under Quipp’s health plan and will continue to provide any automobile or automobile allowance made available to the executive officer prior to the change of control. The executive will also be entitled to receive any benefits accrued and due under all of Quipp’s applicable benefit plans and programs.

On October 28, 2005, Quipp and Quipp Systems entered into a change of control agreement with Eric Bello, Vice President of Finance and CFO. Under the change of control agreement, if Mr. Bello is terminated for any reason other than “cause” (as defined in the agreement) or suffers a “constructive termination without cause” during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, and Mr. Bello provides Quipp with a general release as specified in the agreement, Mr. Bello will receive a lump sum payment equal to two times his base salary. In addition, for a period of 12 months following such termination or constructive termination, Quipp will reimburse Mr. Bello for the cost of COBRA health insurance continuation coverage under Quipp’s health plan. Mr. Bello also will be entitled to receive any benefits accrued and due under all of Quipp’s applicable benefit plans and programs. In addition, Mr. Bello agreed to certain confidentiality and non-competition provisions.

Under Mr. Kady’s employment agreement and the change of control agreements described above, a “ change of control” is defined generally as meaning the acquisition by a person of securities having more than 20 percent of the voting power of Quipp’s outstanding securities; a sale or other disposition of substantially all of Quipp’s assets; any transaction as a result of which Quipp’s shareholders do not beneficially own at least 80 percent of the voting power of the surviving company in the election of directors; or a change in the composition of Quipp’s Board of Directors as a result of which “incumbent board members” (as defined in the agreement) constitute less than a majority of the Board of Directors. However, the Board of Directors may determine that one or more of these events do not constitute a change of control, provided that a majority of the Board of Directors consists of incumbent board members. A “constructive termination without cause” means an executive’s resignation following a material reduction in his compensation, a significant diminution in his duties and responsibilities or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities he held on the date of the agreement, or the required relocation of the executive out of the greater Miami, Florida area, in each case except as is due to cause or disability.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2005, regarding securities issuable under our 1996 Equity Compensation Plan, which is our only equity compensation plan currently in effect and was approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security holders:	83,500	$14.22	106,889
Equity Compensation Plans Not Approved by Security Holders:	—	—	—
TOTAL	83,500	$14.22	106,889

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP as the independent registered public accountants to examine the consolidated financial statements of Quipp for 2006. In accordance with Quipp’s past practice, this selection will be presented to the shareholders for ratification at the annual meeting. The firm of KPMG LLP or a predecessor firm has audited Quipp’s consolidated financial statements annually since 1983. If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent registered public accountants may be reconsidered by the Audit Committee. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS

TAKE NO ACTION TO ELIMINATE THE SPECIAL MEETING PROVISIONS

OF THE ARTICLES OF INCORPORATION

In 2003, the shareholders approved a new Article IX of the Company’s Articles of Incorporation (the “special meeting provisions”), which provides that the Board of Directors will call a special meeting of shareholders, for any purpose permitted by law, following receipt of a demand by holders of not less than ten percent of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting (“ten percent holders”); however, following the call for a special meeting as a result of a demand by ten percent holders (we refer to such a meeting in this proxy statement as the “ten percent demand special meeting”), the Board of Directors need call another special meeting within 12 months following the ten percent demand special meeting only upon demand of holders of not less than one-third of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Consistent with Florida law, the special meeting provisions also enable the Board of Directors to call a special meeting on its own volition. In addition, consistent with Quipp’s bylaws, the special meeting provisions provide that the Board of Directors will call a special meeting upon written request by Quipp’s Chairman of the Board or President.

Quipp is seeking approval of a proposal that, in effect, will recommend to the Board that it take no action to eliminate these special meeting provisions, For the reasons described below, Quipp believes the special meeting provisions should not be eliminated, and the Board of Directors is, therefore, recommending approval of this proposal.

Under the Florida Business Corporation Act, a corporation shall hold a special meeting of shareholders if, among other things, the holders of not less than ten percent, unless a greater percentage not to exceed 50 percent is required by the articles of incorporation, of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, sign, date and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Quipp recommended approval of the proposed amendment in 2003 in order to strike an appropriate balance between enabling ten percent shareholders to call a special meeting and minimizing the expense and management effort involved in conducting several special meetings during a limited period of time. In this regard, Quipp noted that the amount of expense and management effort involved in preparing a proxy statement, mailing proxy materials, reimbursing nominees for forwarding materials to beneficial owners, and otherwise preparing for and conducting a special meeting is considerable. Moreover, in light of the relatively small number of shares that Quipp has outstanding as compared to other public companies, the Board of Directors believed the proposed amendment would protect the interests of Quipp’s shareholders against repeated demands for special meetings by the same ten percent shareholders.

Nevertheless, Quipp is addressing the proposal at this time because, shortly after the shareholders approved the special meeting provisions, Quipp publicly announced that it would submit to shareholders, by the 2006 annual meeting, a proposal to remove the special meeting provisions from the Articles of Incorporation. However, Florida law requires that, for an amendment to a corporation’s articles of incorporation to be adopted, the board of directors must recommend the amendment to the shareholders, unless the board of directors determines that, because of conflict of interest or other special circumstances, it should make no recommendations. Florida law does not provide for the Board of Directors to propose an amendment to the Articles of Incorporation that it opposes. Because the Board of Directors would oppose such a proposal, it has determined to present a proposal in the form of a recommendation accordingly. The proposal is that shareholders recommend to the Board of Directors that it take no action to amend the Articles of Incorporation to eliminate the special meeting provisions. If shareholders approve the proposal, no further action will be taken. If shareholders reject the proposal, the Board will propose elimination of the special meeting provisions, in accordance with Florida law, at the 2007 Annual Meeting of Shareholders.

Quipp continues to believe that the special meeting provisions strike an appropriate balance between enabling holders of Quipp common stock to call a special meeting and reducing management effort and Quipp expense, and in some cases procedural abuse, that may result from the call of multiple special meetings within a limited period of time. This is particularly the case because both SEC regulations and Quipp’s bylaws contain procedures that enable shareholders to raise proper matters at the annual meeting of shareholders. Indeed, SEC regulations require that proper proposals submitted in accordance with the relevant procedural requirements be included in Quipp’s annual meeting proxy statement. While Florida law permits a corporation’s articles of incorporation to provide that holders of at least 50 percent of its common stock be required to demand a special meeting at any time, the special meeting provisions require only that holders of at least one-third of Quipp’s common stock must demand a special meeting to be called within one year following an earlier special meeting, at all other times, a meeting may be called by holders of ten percent of Quipp’s common stock.

Anti-Takeover Effects of the Special Meeting Provisions

Because the special meeting provisions increase, under certain circumstances, the shareholding requirements for calling a special meeting, they may be deemed to have an anti-takeover effect because they may preclude a takeover bidder from calling a special meeting to propose actions designed to effect or facilitate a change-of-control. However, the anti-takeover effect of the Special Meeting provisions is quite limited, because the shareholding requirement to cause the Board of Directors to call a special meeting increases only if a ten percent demand special meeting was held within the preceding 12 months.

Other Anti-Takeover Provisions

There presently exist certain other provisions relating to Quipp that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Quipp, even if such transaction or occurrence may be deemed to be favorable to the interests of some or all of Quipp’s shareholders. Quipp’s shareholders previously approved a provision in Quipp’s Articles of Incorporation that prohibits shareholder action by written consent in lieu of a meeting. This provision could also be deemed to have an anti-takeover effect because it would prevent a takeover bidder holding or controlling a large block of Quipp’s stock from using the written consent procedure to take shareholder action without a meeting.

Quipp’s bylaws contain an advance notification procedure that must be followed in order for shareholders to nominate directors or bring other business before an annual meeting of shareholders. Generally, to be timely, a shareholder’s notice must be delivered to the secretary of Quipp not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day before the date of Quipp’s proxy statement released to shareholders in connection with the prior year’s annual meeting of shareholders. The bylaws also require the notice to include specified information in order for the shareholder to properly nominate a director or bring other business before an annual meeting. As a result of the specific timing and content requirements set forth in this bylaw provision, this provision could be deemed to have an anti-takeover effect because it makes it more difficult for a takeover bidder to nominate directors or bring other business before an annual meeting in an effort to effect or facilitate a change-of-control.

On March 3, 2003, Quipp adopted a shareholder rights plan designed to protect Quipp's shareholders in the event of an unsolicited unfair offer to acquire Quipp and to encourage a potential bidder to negotiate with Quipp’s Board of Directors. Under the rights plan, each outstanding common share is entitled to one right which is evidenced by the common stock certificate. In the event that a person or group (other than certain institutional investment managers and certain existing shareholders who already own more than 10% of the outstanding common stock of Quipp, provided that such existing shareholders do not acquire any additional shares) acquires 10% or more of the outstanding common stock of Quipp or commences a tender or exchange offer which, if consummated, would result in a person or corporation owning at least 10% of the outstanding common stock of Quipp, the rights will begin to trade independently from the common stock and, if certain circumstances occur, including the acquisition by a person of 10% or more of Quipp’s outstanding common stock, each right would then entitle its holder to purchase a number of shares of Quipp common stock at a substantial discount. If Quipp is involved in a merger or other business combination at any time after the rights become exercisable, the Rights will entitle the holder to acquire a certain number of shares of common stock of the acquiring company at a substantial discount. The rights are redeemable by Quipp under certain circumstances at a redemption price of $.01 per right. The rights will expire on March 2, 2006, unless previously redeemed.

The ability of the shareholders other than the acquiring company to purchase additional shares at a discount, among other provisions in the rights plan, would cause an unapproved takeover to be much more expensive to a potential acquirer, resulting in a strong incentive for the potential acquirer to negotiate with Quipp’s Board of Directors to redeem the rights or approve the transaction instead of pursuing a hostile strategy.

Sections 607.0901 and 607.0902 of the Florida Business Corporation Act of 1989, as amended, which are applicable to Quipp, may be deemed to have certain anti-takeover effects. Section 607.0901 generally requires that mergers, consolidations, specified asset sales and other specified transactions between a Florida corporation and an “interested shareholder” (generally, a holder of more than ten percent of the outstanding voting shares of the corporation) be approved by either (i) the corporation’s disinterested directors or (2) holders of two-thirds of the corporation’s outstanding voting shares other than those beneficially owned by the interested shareholder. Absent such approval, a specified minimum price must be paid to all shareholders and other conditions specified in the statute must be met. Section 607.0902 generally denies voting rights to any person or group who acquires in certain transactions voting shares of Quipp in excess of certain thresholds, unless disinterested shareholders, by majority vote, approve voting rights for such shares.

Recommendation of the Board of Directors

The Board of Directors believes that the special meeting provisions should be retained. In this regard, it is noted the special meeting provisions may result in a hiatus in, but not the elimination of, the rights of ten percent holders to demand a special meeting. Moreover, holders of one-third of Quipp’s common stock continue to have the ability to call a special meeting at any time. In addition, shareholders continue to have the right to submit shareholder proposals at annual meetings in accordance with the procedures set forth in Quipp’s bylaws or SEC regulations.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

FIVE YEAR PERFORMANCE COMPARISON

The following line graph compares the yearly change in the cumulative total shareholder return on Quipp’s common stock for the past five fiscal years with the cumulative total return of the Nasdaq Market Index and the Dow Jones Wilshire U.S. Industrial Machinery Index (formerly the Dow Jones Wilshire 5000 Industrial Machinery Subgroup), which Quipp is using for purposes of the performance comparison.

The returns are indexed to a value of $100 at December 31, 1999. Dividend reinvestment has been assumed and, with respect to companies in the Dow Jones Wilshire U.S. Industrial Machinery Index, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.

DOLLARS
200
175
150
125
100
75
50
25
0
2000
2001
2002
2003
2004
2005
QUIPP INC.
DOW JONES WILSHIRE U.S. INDUSTRIAL MACHINERY INDEX
NASDAQ MARKET INDEX

Index	FY end 2000	FY end 2001	FY end 2002	FY end 2003	FY end 2004	FY end 2005
Quipp, Inc.	$100.00	$54.25	$50.12	$45.20	$49.38	$40.03
Dow Jones Wilshire U.S. Industrial Machinery Index	$100.00	$110.69	$105.87	$145.00	$173.49	$170.65
Nasdaq Market Index	$100.00	$79.71	$55.60	$83.60	$90.63	$92.62

The Dow Jones Wilshire U.S. Industrial Machinery Index is a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Quipp’s officers and directors and beneficial owners of more than 10 percent of Quipp’s common stock to file reports of ownership of Quipp’s securities and changes in ownership with the Securities and Exchange Commission. Based on its review of Section 16(a) filings, Quipp believes that all filings required to be made during 2005 were made on a timely basis, except as follows: Mohammed Jamil filed an initial report of ownership after the applicable due date.

ADVANCE NOTICE PROCEDURES

In accordance with Quipp’s bylaws, notice relating to nominations for director or proposed business to be considered at the 2007 annual meeting of shareholders must be provided no later than January  , 2007. The notice must meet certain other requirements set forth in the Bylaws. Shareholders may request a copy of the Bylaw provisions discussed above from the Secretary, c/o Quipp, Inc., 4800 N.W. 157 Street, Miami, FL 33014-6434. These requirements do not affect the procedures for submitting shareholder proposals for inclusion in the proxy statement, nor do they apply to questions a shareholder may wish to ask at the meeting.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible shareholder desires to have presented at the 2007 annual meeting of shareholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than January  , 2007.

November  , 2006

(front)

QUIPP, INC.
Annual Meeting of Shareholders – December  , 2006
This Proxy is solicited on behalf of the Board of Directors

   The undersigned hereby appoints CRISTINA H. KEPNER and MICHAEL S. KADY, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Quipp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Quipp, Inc. to be held at the Company offices at 4800 N.W. 157 Street, Miami, FL 33014-6434, at 10:00 A.M. Eastern Daylight Time on December  , 2006 and any adjournment thereof, subject to the directions indicated on the reverse side.

   If no directions are given, the shares will be voted FOR the election of the listed nominees for director and FOR the proposal to ratify the appointment of KPMG LLP. This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUIPP, INC.

   Note: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

 (reverse)

Annual Meeting of Shareholders of
QUIPP, INC.

December  , 2006

Please date, sign and mail your
proxy card back in the envelope provided
as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES AND

“FOR” PROPOSALS 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
NOMINEES:

☐	FOR ALL NOMINEES
		¡	William A. Dambrackas
☐	WITHHOLD AUTHORITY	¡	Lawrence J. Gibson
	FOR ALL NOMINEES	¡	Michael S. Kady
		¡	Cristina H. Kepner
		¡	John D. Lori
		¡	Arthur J. Rawl
☐	FOR ALL EXCEPT	¡	Robert C. Strandberg
(See instructions below)

			FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of KPMG LLP as independent registered public accountants for 2006.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
3.	Proposal to recommend that the Board of Directors take no action to eliminate the special meeting provisions of the Company’s Articles of Incorporation.		☐	☐	☐

4.	To vote on such other matters that may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “ FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

☐

Signature of Shareholder	Date	, 2006	Signature of Shareholder	Date	, 2006

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.